As filed with the Securities and Exchange Commission on April 8, 1997

                                                       Registration No. 33-74080
  ___________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    ________

                       POST-EFFECTIVE AMENDMENT NO. 3 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                       __________________________________

                              PAB BANKSHARES, INC.
            (Exact name of registrant as specified in its charter)

            Georgia                                          58-1473302
(State or other jurisdiction of    (I.R.S. Employer Identification No.)
incorporation or organization)

                        3102 North Oak Street Extension
                            Valdosta, Georgia 31602
                                 (912) 242-7758
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                        R. Bradford Burnette, President
                              PAB Bankshares, Inc.
                        3102 North Oak Street Extension
                            Valdosta, Georgia 31602
                                 (912) 242-7758
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                             Fred J. Pinckney, Esq.
                      Womble Carlyle Sandridge & Rice, LLC
                     1275 Peachtree Street, N.E., Suite 700
                            Atlanta, Georgia  30309
                     ______________________________________

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

                        Calculation of Registration Fee
______________________________________________________________________________


                                            Proposed     Proposed
       Title of each                        maximum      maximum
         class of             Amount to     offering    aggregate    Amount of
     securities to be            be        price per     offering   registration
        registered           registered     share(1)    price/(1)/    fee/(2)/
 ______________________________________________________________________________

Common Stock,                 250,000          $20        $5,000,000      $1,725
 no par value                 shares

______________________________________________________________________________

/(1)/ Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

/(2)/ The registration fee was previously paid.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES COVERED BY THIS PROSPECTUS BY ANYONE IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF. HOWEVER, THE COMPANY WILL AMEND OR SUPPLEMENT THIS PROSPECTUS IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED.

     THE SHARES OF COMMON STOCK OF THE COMPANY OFFERED HEREBY ARE NOT DEPOSITS INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER BANK REGULATORY AGENCY.


                               TABLE OF CONTENTS

                                                                    Page


THE COMPANY........................................................   2

ADDITIONAL INFORMATION.............................................   2

DOCUMENTS INCORPORATED BY REFERENCE................................   3

THE DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN...........   4

DESCRIPTION OF CAPITAL STOCK.......................................  12

USE OF PROCEEDS....................................................  13

INDEMNIFICATION....................................................  13

EXPERTS............................................................  13

LEGAL MATTERS......................................................  14

Prospectus

                              PAB BANKSHARES, INC.

                           DIVIDEND REINVESTMENT AND
                           COMMON STOCK PURCHASE PLAN
                               __________________


          PAB Bankshares, Inc. (the "Company") is offering through its Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") to shareholders of record of its common stock ("Common Stock") the means to (i) reinvest automatically cash dividends in shares of Common Stock and (ii) make additional voluntary cash purchases of Common Stock.

          This Prospectus describes the Plan which provides holders of record of Common Stock with a simple and convenient means of purchasing shares of Common Stock without the expense of brokerage commissions or other fees. All shareholders of record of Common Stock (other than a broker, nominee, etc.) are eligible to participate in the Plan with respect to (i) all of their shares or
(ii) not less than 50% of their shares.


          Participants in the Plan will have cash dividends automatically reinvested in shares of Common Stock at a purchase price equal to 100% of the fair market value determined by the Company's Board of Directors prior to the date of purchase.

          Participants in the Plan may also make additional voluntary cash payments of not less than $50 nor more than $1,000, in the aggregate, for each calendar year period; provided, however, the Company's Board of Directors, upon written notice to Participants, may increase the maximum voluntary cash payments by a Participant to $5,000, in the aggregate, for each calendar year period, to be applied to the purchase of shares of Common Stock at a purchase price equal to 100% of the fair market value determined by the Company's Board of Directors prior to the date of purchase.

          This Prospectus relates to 250,000 shares of Common Stock of the Company registered for sale under the Plan. Shares may also be purchased in the open market for use by the Plan. Please retain this Prospectus for future use.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Prospectus is April __, 1997.

                                  THE COMPANY

          PAB Bankshares, Inc. (the "Company") is a Georgia bank holding company which owns two state-chartered banks, The Park Avenue Bank in Valdosta, Georgia and Farmers & Merchants Bank in Adel, Georgia and a federally-chartered savings bank, First Federal Savings Bank of Bainbridge in Bainbridge and Cairo, Georgia.

          The Company's executive offices are located at 3102 North Oak Street Extension, Valdosta, Georgia 31602, and its telephone number is (912) 242-7758.


                            ADDITIONAL INFORMATION


          The Company has filed a Registration Statement with the Securities and Exchange Commission (the "Commission") in Washington, D.C., with respect to the shares of Common Stock offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and such exhibits and schedules filed as a part thereof. The Registration Statement, including exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Northwestern Atrium Center, Chicago, Illinois 60661. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission, Washington, D.C. 20549. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                      DOCUMENTS INCORPORATED BY REFERENCE


          The following documents filed by the Company with Commission are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996; and (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996.

          All documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date hereof and prior to the termination of the offering are hereby incorporated by reference into this Prospectus and should be deemed a part hereof from the date of filing of such documents. Any statement or information contained in the document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement or information contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement or information. Any such statement or information so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will provide, without charge, each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or request of such person, a copy of any or all documents incorporated herein by reference (other than exhibits to such documents). Such request should be directed to:
PAB Bankshares, Inc., Attention: R. Bradford Burnette, President, 3102 North Oak Street Extension, Valdosta, Georgia 31602, telephone (912) 242-7758.

                         THE DIVIDEND REINVESTMENT AND
                           COMMON STOCK PURCHASE PLAN


          The following, in question and answer form, is a summary of the provisions of the Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") of the Company. The Plan was approved by the Company's Board of Directors on December 20, 1993. The Plan was amended on October 17, 1994 and January 25, 1997.

  Purpose
 --------

          1.  What is the purpose of the Plan?

          The purpose of the Plan is to provide shareholders of record of the Company's common stock ("Common Stock") who participate in the Plan ("Participants") with a simple and convenient means to (i) reinvest automatically cash dividends and (ii) make additional voluntary cash purchases of shares of Common Stock without the expense of brokerage commissions or other fees.

          Shares which are purchased directly from the Company and not in the open market will provide the Company with additional funds to be used for general corporate purposes.

  Participation
 --------------

          2.  Who is eligible to participate?

          All shareholders of record of the Common Stock (other than a broker, nominee, etc.) are eligible to participate in the Plan. Beneficial owners of Common Stock whose shares are registered in a name other than their own (such as broker, nominee, etc.) must become shareholders of record by having the shares transferred into their own names in order to participate in the Plan.

          Shareholders are eligible to participate in the Plan with respect to
(i) all of their shares or (ii) not less than 50% of their shares.

          3. Does a shareholder have to authorize dividend reinvestment on a minimum number of shares?

          Yes. Shareholders are eligible to participate in the Plan with respect to (i) all of their shares or (ii) not less than 50% of their shares.

          If a Participant wishes to change the number of shares subject to the Plan, such Participant must notify the Administrator in writing.

          4.  How does an eligible shareholder become a Participant?

          An eligible shareholder may participate in the Plan at any time by completing and signing the authorization card ("Authorization Card") and returning it to the Company. Authorization Cards for new Participants must be received prior to a dividend record date (the "Record Date") for eligible shareholders to reinvest such cash dividend.

          5.  What does the Authorization Card provide?

          By marking the appropriate spaces on the Authorization Card, a shareholder may choose among the following options:

          (a) To reinvest automatically cash dividends on all shares registered in a shareholder's name.

          (b) To reinvest automatically cash dividends on not less than 50% of all shares registered in a shareholder's name (a specified number of whole shares) and continue to receive cash dividends directly on the remaining shares.

          (c) To invest by making additional voluntary cash payments of not less than $50 nor more than $1,000, in the aggregate, for each calendar year period, as further described hereinafter.

          Dividends on all shares purchased for a Participant's Account under the Plan, whether through dividend reinvestment or voluntary cash payments, will be automatically reinvested in additional shares of Common Stock.

  Administration
 ---------------

          6.  Who administers the Plan for Participants?

          The Plan is administered by Registrar and Transfer Co. (the "Administrator"). The Administrator keeps records, sends statements to Participants regarding each Participant's Account, and performs other duties relating to the Plan. Any questions and correspondence regarding the Plan should be addressed to:

          Dividend Reinvestment and
             Common Stock Purchase Plan
          Registrar and Transfer Co., Administrator
          10 Commerce Drive
          Cranford, New Jersey  07016-3572
          Telephone:  (908) 272-8511

    Purchases
    ---------

          7. By what method may Participants purchase Common Stock under the Plan?

          Eligible Participants may purchase Common Stock through: (i) automatic reinvestment of Common Stock dividends on all of their shares or not less than 50% of their shares; and (ii) additional voluntary cash payments of not less than $50 nor more than $1,000, in the aggregate, for each calendar year period; provided, however, the Company's Board of Directors, upon written notice to Participants, may increase the maximum voluntary cash payments by a Participant to $5,000, in the aggregate, for each calendar year period. Voluntary cash payments may be made only if dividends are automatically reinvested.

          8. How many shares of Common Stock may be purchased for the Participants?

          The number of shares to be purchased for a Participant's account will depend on the amount of such Participant's dividends, voluntary cash payments, or both, and the purchase price of the Common Stock. A Participant's account will be credited with the number of shares, including fractions, equal to (i) total amount of dividends invested (less any applicable withholding taxes) divided by the purchase price per share plus (ii) the amount of voluntary cash payments divided by the purchase price per share.

          At the option of the Company, purchases will be made directly from the Company's authorized but unissued shares, in the open market, or a combination thereof. The Company will direct the Administrator with respect to each Investment Date as to the extent to which shares are to be purchased directly from the Company or in the open market.

          9.  When will purchases be made?

          Purchases will be made for each calendar quarter (the three month period beginning on January 1, April 1, July 1 and October 1 (the "Quarter") on the fifteenth day following each Quarter (the "Investment Date"); provided, however, if the fifteenth day falls on a holiday or weekend, the Investment Date will be the first business day after such date. No interest will be paid on the dividends and voluntary cash payments for the period following their receipt and prior to investment.

          All Common Stock purchased by the Administrator may be held in the name of the Plan or the Administrator.

          10. What is the purchase price for the shares of Common Stock to be purchased under the Plan?

          The purchase price for each share of Common Stock purchased under the Plan will depend upon whether the funds being invested are attributable to dividends or voluntary cash payments. The purchase price will not be affected by whether the shares are purchased directly from the Company or in the open market.

          The price of Common Stock purchased with dividends will be equal to 100% of the fair market value determined by the Company's Board of Directors prior to the date of purchase.

          The price of Common Stock purchased with voluntary cash payments will be 100% of the fair market value determined by the Company's Board of Directors prior to the date of purchase.

          11. When will certificates be issued for shares of Common Stock purchased under the Plan?

          Upon written request to the Administrator, a stock certificate will be issued to a Participant for the number of full shares of Common Stock in the Participant's account (minimum issuance of 10 shares), except that no certificates will be issued between the Record Date and the Investment Date. Upon issuance of such certificate, the Participant shall have all rights of ownership, and neither the Company nor the Administrator will have any responsibility with respect to such Common Stock.

          12. May Participants request the Administrator to seek to sell shares of Common Stock held in their Plan Accounts?

          The Administrator is not authorized under the Plan to sell shares of Common Stock held in a Participant's Account.

  Voluntary Cash Payments
 ------------------------

          13.  Who will be eligible to make voluntary cash payments?

          Participants who have submitted a signed Authorization Card are eligible to make additional voluntary cash payments at any time commencing January 1, 1995. An initial voluntary cash payment may be made by a Participant when enrolling by enclosing a check or money order with the Authorization Card. Thereafter, voluntary cash payments may be made at any time by sending them to:

          Dividend Reinvestment and
             Common Stock Purchase Plan
          Registrar and Transfer Co., Administrator
          10 Commerce Drive
          Cranford, New Jersey  07016-3572
          Telephone:  (908) 272-8511

          All checks or money orders for voluntary cash payments must be made payable to "PAB Bankshares, Inc." The amounts of voluntary cash payments may vary so long as they are not less than $50 nor more than $1,000, in the aggregate, for each calendar year period; provided, however, the Company's Board of Directors, upon written notice to Participants, may increase the maximum voluntary cash payments by a Participant to $5,000, in the aggregate, for each calendar year period.

          14.  When should voluntary cash payments be made?

          Voluntary cash payments must be received by the Administrator at least five business days before the Investment Date in order to be used to purchase shares for your account on that Investment Date. Payments received less than five business days before an Investment Date will be held until the next Investment Date. No interest will be paid on voluntary cash payments awaiting investment, and there will be no refund of payments received but not yet invested.

          15. Are there any expenses to Participants in connection with purchases under the Plan?

          Participants will incur no brokerage commissions or other fees with respect to purchases made under the Plan.

Reports to Participants
-----------------------

          16. How often will account statements be sent to Participants in the Plan?

          The Administrator will render a statement of account to each Participant no later than 45 days after the close of a Quarter. Such statement shall show the following information for such Quarter: (i) total amount invested; (ii) shares of Common Stock allocated to the Participant's Account;
(iii) cost per share of allocated Common Stock; (iv) number of shares of Common Stock for which certificates have been issued; and (v) beginning and ending balances in the Participant's Account.

  Dividends
 ----------

          17. Will Participants be credited with dividends on shares held in their accounts under the Plan?

          Yes. The Administrator will receive dividends for all shares of Common Stock held under the Plan on the Record Date and will credit such dividends to Participant's Account on the basis of full and fractional shares held on the Record Date. Such dividends will be automatically reinvested in additional shares of Common Stock.

  Withdrawals
 ------------

          18.  When and how may a Participant withdraw from the Plan?

          A Participant may withdraw from the Plan at any time by giving written notice to the Administrator. The withdrawal date shall be the third business day of the calendar month immediately following the calendar month during which the written notice was received (the "Withdrawal Date"). As soon as practicable after the Withdrawal Date, a certificate for all full shares of Common Stock in a Participant's Account will be issued to the Participant, except that no certificate will be issued between the Record Date and the Investment Date.

          Notice of death, liquidation or other termination of legal existence of a Participant shall constitute notice of withdrawal from the Plan.
Settlement will be made with the Participant's legal representative or successor in interest. Neither the Company nor the Administrator shall in any way be liable for settlements made with such persons.

          19. What happens to fractional shares when a Participant withdraws from the Plan?

          No fractional shares will be issued to the Participant but the cash value of any fractional shares in its account will be paid to him. Such fractional shares will be valued in proportion to the fair market value of one share of Common Stock on the Withdrawal Date, and the fair market value shall be 100% of the fair market value as determined by the Company's Board of Directors prior to the Withdrawal Date.

          20. How may a Participant who withdraws from the Plan later rejoin the Plan?

          A Participant who withdraws from the Plan may at any time rejoin the Plan by again completing and returning an Authorization Card to the Company. Such shareholder shall once again become a Participant in the Plan within 30 days following receipt of the Authorization Card.

  Federal Tax Consequences
 -------------------------

          21. What are the federal income tax consequences of participation in the Plan?

          Under federal income tax law, a Participant in the Plan who acquires shares purchased directly from the Company with reinvested dividends will be treated as receiving a dividend in an amount equal to the fair market value of the additional shares so acquired. A Participant in the Plan who acquires shares purchased in the open market with reinvested dividends will be treated as receiving a cash distribution equal to the sum of the purchase price and the pro rata brokerage fees, if any, paid by the Company in connection with the purchase of such shares.

          A Participant's tax basis in shares purchased directly from the Company with reinvested dividends will be the fair market value of the shares on
the Investment Date.   A Participant's tax basis in shares purchased in the open
market with reinvested dividends would be equal to the purchase price of the shares plus the pro rata brokerage fees, if any, paid by the Company in connection with the purchase of such shares.

          A Participant's tax basis in shares purchased directly from the Company with voluntary cash payments will be the purchase price of the shares. A Participant's tax basis in shares purchased in the open market with voluntary cash payments would be the purchase price of the shares plus the pro rata brokerage fees, if any, paid by the Company in connection with the purchase of such shares.

          A Participant's holding period for the shares acquired pursuant to the Plan will begin on the Investment Date.

THE PRECEDING DISCUSSION CONCERNING TAX CONSEQUENCES IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY. NEITHER THE COMPANY NOR THE ADMINISTRATOR MAKES ANY REPRESENTATION AS TO THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN TO A PARTICIPANT. EACH PARTICIPANT IS URGED TO SEEK PROFESSIONAL ADVICE WITH RESPECT TO HIS PERSONAL TAX SITUATION.

  Other Information
 ------------------

          22. What happens if a Participant sells or transfers shares of Common Stock or acquires additional shares of Common Stock?

          If a Participant sells or transfers all or any part of the Common Stock, automatic reinvestment of dividends will continue, to the same extent, as long as there are shares of Common Stock registered in the name of such shareholder or held under the Plan for him until termination of enrollment. Similarly, if a Participant acquires additional shares of Common Stock and such shares are registered exactly the same as the participating shares, dividends paid on the acquired Common Stock will automatically be reinvested, to the same extent, until termination of enrollment.

          23. What limitations are imposed on Participants with regard to Common Stock held under the Plan?

          Participants have no right to draw checks or drafts against their accounts or to give instructions to the Administrator to perform any acts not expressly provided for herein. In addition, Participants cannot sell, assign, encumber, or otherwise dispose of their rights in their individual accounts.

          24. What happens if the Company issues a stock dividend, the class of stock split or has a rights offering with respect to Common Stock?

          Any shares resulting from a stock dividend or stock split with respect to the Common Stock (whole shares and any fractional interest) in a Participant's Account will be credited to such account. The basis for any rights offering will include the shares of Common Stock and any fractional interest credited to the Participant's Account.

          25. How will a Participant's shares be voted at a meeting of shareholders?

          A Participant has all the rights of any other shareholder of Common Stock with respect to the shares of Common Stock purchased under the Plan.

          Full and fractional shares held in the Plan for each shareholder will be voted as the shareholder directs. A proxy card will be sent to each Participant in connection with any meeting of shareholders. The proxy will apply to all shares owned by him, including shares held in his Plan Account. All Plan shares will be voted in accordance with the instructions given by a Participant on the proxy card, if properly signed and delivered.

          26. What are the responsibilities of the Company and the Administrator?

          All notices from the Company or the Administrator to a Participant will be addressed to the Participant at the address shown on his Authorization Card or such new address as the Participant provides in writing. The mailing of a notice to a Participant's last address of record will satisfy the Company's or the Administrator's duty of giving notice to such Participant.

          Neither the Company nor the Administrator shall be liable for any acts done or any omission to act, including, without limitation, any claims of liability (i) with respect to the price at which the Common Stock is purchased or valued for a Participant's Account and the times at which such purchases or valuations are made, (ii) for any fluctuation in the market value before or after the purchase or sale of Common Stock, or (iii) for continuation of a Participant's Account until receipt by the Administrator of notice in writing of such Participant's death, liquidation or other legal dissolution.

          The Participant assumes all risks inherent in the ownership of any Common Stock purchase under the Plan, whether or not the actual stock certificate has been issued to the Participant. Participant has no guarantee against a decline in the price or value of the Common Stock, and the Company assumes no obligation to repurchase any shares of Common Stock purchased under the Plan.

          Participation in the Plan is subject to compliance with securities laws of the various states in which shareholders and Participants reside. The Company may refuse to enroll in the Plan, or may require immediate withdrawal from the Plan, of any shareholders or Participants residing in states where the securities laws now or hereafter prohibit the operation of the Plan, require registration procedures that the Company deems overly burdensome, or contain no exemption from such registration requirements.

          27.  May the Plan be changed or discontinued?

          While the Company hopes to continue the Plan indefinitely, the Company reserves the right to amend or terminate the Plan at any time upon giving 30 days written notice to the Participants and the Administrator setting forth the effective date of the amendment or termination. The Company, with the consent of the Administrator, also may terminate or amend the Plan immediately upon written notice to the Participants in order to correct any noncompliance of the Plan with any applicable law or to make administrative changes which are not material.

          28.  What is the effect of termination or amendment of the Plan?

          No amendment or termination will affect any Participant's interest in the Plan which has accrued prior to the date of the amendment or termination. In the event of the termination of the Plan, the Administrator will make a distribution of Common Stock and cash (if any) as if such Participant has withdrawn from the Plan, as soon as practicable, but not later than 30 days after termination of the Plan. Participants will incur no service charge or other fees upon such termination.

                          DESCRIPTION OF CAPITAL STOCK


          The Company is authorized by its Articles of Incorporation, as amended, to issue 15,000,000 shares of Common Stock, no par value. There were 2,817,250 shares of Common Stock outstanding on the date of this Prospectus.


          Shareholders are entitled to one vote per share on all matters to be voted on by shareholders and are not entitled to cumulate their votes in the election of directors, which means that the shareholders of a majority of the shares voting for the election of directors can elect all of the directors then standing for election should they choose to do so. Shareholders are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors, subject to prior regulatory approval, from funds legally available therefor. Shareholders are entitled to share pro rata in any distribution to the shareholders of Common Stock in the event of any liquidation, dissolution or winding-up of the Company.

          The Company's shares of Common Stock are not subject to preemptive rights. The shares offered by this Prospectus, upon payment therefor, will be fully paid and non-assessable.

          The Company's Common Stock is traded on the American Stock Exchange, although no assurance can be given that an active trading market will develop for the Company's Common Stock as a result of this offering.



                                USE OF PROCEEDS


          The Company does not know the number of shares of Common Stock that will be sold pursuant to the Plan, or the prices at which such shares will be sold. However, the proceeds from the sale of the Common Stock will be added to the general funds of the Company. Such proceeds will be available for general corporate purposes. The Company is unable to estimate the amount of proceeds which will be devoted to any specific purpose.



                                INDEMNIFICATION


          The Company's Articles of Incorporation, as amended, provide, and the provisions of the Georgia Business Corporation Act permit, the Company to indemnify a director or officer from liability in certain circumstances.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.



                                    EXPERTS


          The consolidated financial statements of the Company and its subsidiaries as of December 31, 1996, and 1995 and for each of the years in the two year period ended December 31, 1996, incorporated herein by reference, have been examined by Stewart, Fowler & Stavley, P.C., independent public accountants, and have been so included in reliance upon such opinion given upon the authority of such firm's experts in accounting and auditing. To the extent that Stewart, Fowler & Stavley, P.C. audits and reports on financial statements of the Company issued at future dates, and consents the use of their report therein, such financial statements also will be incorporated by reference in the Registration Statement in reliance upon their report and said authority.


                                 LEGAL MATTERS


          The legality of the securities offered hereby is being passed upon for the Company by Womble Carlyle Sandridge & Rice, LLC, 1275 Peachtree Street, N.E., Suite 700, Atlanta, Georgia.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

           Except as set forth herein, information contained in Part II of the Registration Statement as previously filed is unchanged and remains a part of the Registration Statement.

Item 16. Exhibits.

           The following Exhibits are filed as part of this Registration
Statement:

     Exhibit No.            Description
     -----------            -----------

         3.1                Articles of Incorporation dated
                            May 14, 1982

         3.2                Amendment to Articles of
                            Incorporation dated March 3, 1988

         3.3                Amendment to Articles of Incor-
                            poration dated February 13, 1989

         3.4                Bylaws

         3.5                Articles of Amendment dated
                            September 20, 1993

         3.6                Articles of Amendment dated
                            November 15, 1993

         3.7                Articles of Amendment dated
                            May 18, 1994

         4.1                Specimen Stock Certificate

         5.1                Opinion of Womble Carlyle Sandridge
                                       ------------------------
                            & Rice, PLLC
                            ------------

        24.1                Consent of Accountants

        24.2          Consent of Womble Carlyle Sandridge
                      & Rice, PLLC (included in opinion
                      filed as Exhibit 5.1)

        25.1          Power of Attorney

        28.1          First Restated and Amended Dividend
                      Reinvestment and Common Stock
                      Purchase Plan

        28.2          First Amendment to First Restated and
                      Amended Dividend Reinvestment and
                      Common Stock Purchase Plan

Item 17.  Undertakings

          The undersigned Registrant hereby undertakes as follows:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

               (i) include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

               (ii) reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement;

               (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement;

               Provided, however, that the undertakings set forth in paragraphs
          (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs as contained in periodic reports filed by the Registrant pursuant to Section 13 of Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 3 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valdosta, Georgia, on April 1, 1997.

                                       PAB BANKSHARES, INC.


                                       BY: /s/ R. Bradford Burnette
                                           -----------------------------------
                                           R. Bradford Burnette, President


           Pursuant to the requirements of the Securities Act of 1933, Amendment No. 3 to this Registration Statement has been signed by the following persons in the capacities indicated on April 1, 1997.


Signature                               Title




            *                           Chairman of the Board of
--------------------------------------  Directors
James L. Dewar, Sr.


            * President and Director (Principal -------------------------------------- Executive Officer)
R. Bradford Burnette


 /s/ John H. Clark
--------------------------------------  Director
John H. Clark


            *                           Director
--------------------------------------
Walter W. Carroll, II


            *                           Director
--------------------------------------
William S. Cowart


            *                           Director
--------------------------------------
James L. Dewar, Jr.

            *                           Director
--------------------------------------
Thompson Kurrie, Jr.


            *                           Director
--------------------------------------
F. Ferrell Scruggs


            *
--------------------------------------  Director
D. Ramsay Simmons, Jr.


            *                           Director
--------------------------------------
Joe P. Singletary, Jr.


            *                           Director
--------------------------------------
Steve A. Underwood


            * Vice President and Director -------------------------------------- (Principal Financial Officer)
C. Larry Wilkinson




* by /s/ R. Bradford Burnette
    ------------------------------------------
          R. Bradford Burnette,
          attorney-in-fact

* by /s/ C. Larry Wilkinson
    ------------------------------------------
          C. Larry Wilkinson,
          attorney-in-fact

                             PAB BANKSHARES, INC.

                                 EXHIBIT INDEX


Exhibit No.    Description          Sequential Page
-----------    -----------          ---------------

   3.1         Articles of Incorporation dated
               May 14, 1982(aa)

   3.2         Amendment to Articles of
               Incorporation dated March 3, 1988(aa)

   3.3         Amendment to Articles of Incor-
               poration dated February 13, 1989(aa)

   3.4         Bylaws(aa)

   3.5         Articles of Amendment dated
               September 20, 1993(cc)

   3.6         Articles of Amendment dated
               November 15, 1993(cc)

   3.7         Articles of Amendment dated
               May 18, 1994(cc)

   4.1         Specimen Stock Certificate(bb)

   5.1         Opinion of Womble Carlyle Sandridge
               & Rice, PLLC(ff)

  24.1         Consent of Accountants(ff)

  24.2         Consent of Womble Carlyle Sandridge
               & Rice, PLLC (included in opinion
               filed as Exhibit 5.1)

  25.1         Power of Attorney (dd)



  28.1         First Restated and Amended Dividend
               Reinvestment and Common Stock
               Purchase Plan(ee)

  28.2         First Amendment to First Restated and
               Amended Dividend Reinvestment and
               Common Stock Purchase Plan(ff)


---------------

(aa) Incorporated by reference from Registration Statement on Form S-18 (File Number 33-27456-A) as filed with the Securities and Exchange Commission on March 8, 1989.

(bb) Incorporated by reference from Amendment No. 1 to Registration Statement on Form S-18 (File Number 33-27456-A) as filed with the Securities and Exchange Commission on April 3, 1989.

(cc) Incorporated by reference from Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on January 26, 1995.

(dd) Incorporated by reference from Registration Statement on Form S-3 (File No. 33-74080) as filed with the Securities and Exchange Commission on January 14, 1994.

(ee) Incorporated by reference from Post-Effective Amendment No. 1 to Form S-3 (File No. 33-74080) as filed with the Securities and Exchange Commission on March 31, 1995.

(ff) Filed herewith.